1 INTERNAL  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-267182) of HSBC Bank plc of our report dated February 22, 2023 relating to HSBC Bank plc’s financial statements, which appears in this annual report on Form 20-F. /s/ PricewaterhouseCoopers LLP London, United Kingdom February 22, 2023